UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest report): August 26, 2009

LE BON TABLE BRAND FOODS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Leasing Solutions, Inc.
(Former Name of Registrant Since Its Last Report)

California

(State or Other Jurisdiction of Incorporation)

001-13551	77-0116801
(Commission File No.)	(I.R.S. Employer Identification No.)

3557 South Valley View Ave., Las Vegas, Nevada	89103
(Address of Principal Executive Offices)	(Zip Code)

(888) 229-1030
(Registrants Phone No. Including Area Code)

10 Almaden Boulevard, San Jose, California      95113
(Former Name or Address, if Changed Since Last Report)

ITEM 5.02

ELECTION OF NEW OFFICERS

On August 24, 2009 an emergency Board of Directors meeting was held at the offices of the company in Las Vegas, Nevada.  At that time the Board of Directors elected new officers of the company.

ITEM 9.01

EXHIBITS

(1.1)	Resolution of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Le Bon Table Brand Foods Corp.
(Registrant)

Dated: August 26, 2009	By: /s/ James Barrus
James Barrus, Chairman of the Board